Exhibit 21.1





















                         Subsidiaries of the Registrant







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                                                                    Exhibit 21.1



                               FFP PARTNERS, L.P.
                         SUBSIDIARIES OF THE REGISTRANT



                                                  State of Organization
Legal Name of Subsidiary                              Type of Entity
   Principal Trade Name(s) Used                      Percentage Owned

FFP Operating Partners, L.P.                            Delaware
   Kwik Pantry, Drivers,                           Limited partnership
   Drivers Diner, Nu-Way, Economy Drive Ins,               99%
   Dynamic Minute Mart, Financial Express
   Money Order Company, Direct Fuels

FFP Financial Services, L.P.                            Delaware
   FFP Financial Services,                         Limited partnership
   Lazer Wizard                                            99%

Direct Fuels, L.P.                                        Texas
   Direct Fuels                                     Limited partnership
                                                           99%

FFP Illinois Money Orders, Inc.                         Illinois
   FFP Illinois Money Orders                           Corporation
                                                          100%

Practical Tank Management, Inc.                           Texas
   Practical Tank Management                           Corporation
                                                          100%

FFP Transportation, L.L.C.                                Texas
     FFP Transportation                          Limited liability company
                                                           100%